Exhibit 99.1

COMBINED FINANCIAL STATEMENTS

MDL INFORMATION SYSTEMS BUSINESS
(CARVED-OUT OPERATIONS OF CERTAIN PRODUCT LINES OF ELSEVIER)

MDL INFORMATION SYSTEMS BUSINESS
(CARVED-OUT OPERATIONS OF CERTAIN PRODUCT LINES OF ELSEVIER)

TABLE OF CONTENTS

Page

Independent Auditors' Report	1

Combined Balance Sheets as of December 31, 2006 and 2005, and September 30, 2007 (unaudited)	2

Combined Statements of Operations for the years ended December 31, 2006, 2005 and 2004, and for the nine months ended September 30, 2007 and 2006 (unaudited)	3

Combined Statements of Changes in Net Parent Investment (Deficit) for the years ended December 31, 2006, 2005 and 2004, and for the nine months ended September 30, 2007 (unaudited)	4

Combined Statements of Cash Flows for the years ended December 31, 2006, 2005 and 2004, and for the nine months ended September 30, 2007 and 2006 (unaudited)	5

Notes to Combined Financial Statements	6

INDEPENDENT AUDITORS’ REPORT

Management of MDL Information Systems Business
San Ramon, CA

We have audited the accompanying combined balance sheets of MDL Information Systems Business (carved-out operations of certain product lines of Elsevier) (the “Company”) as of December 31, 2006 and 2005, and the related combined statements of operations, changes in net parent investment (deficit), and cash flows for each of the years in the three-year period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Company at December 31, 2006 and 2005, and the combined results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Armanino McKenna LLP
December 7, 2007

MDL INFORMATION SYSTEMS BUSINESS
(CARVED-OUT OPERATIONS OF CERTAIN PRODUCT LINES OF ELSEVIER)

COMBINED BALANCE SHEETS
(amounts in 000's)
	September 30,	December 31,
	2007	2006	2005
ASSETS	(unaudited)
Current assets:
Available-for-sale securities	$-	$1,252	$2,234
Accounts receivable, net of allowance of $53, $83 and $84, respectively	6,070	35,376	39,540
Inventory	10	16	27
Prepaid expenses	1,812	2,222	1,692
Current deferred tax asset	2,216	2,216	1,752
Total current assets	10,108	41,082	45,245

Property, plant and equipment, net	5,223	6,625	7,025
Goodwill	21,896	21,896	21,896
Software development costs	4,675	2,995	654
Other assets	477	392	1,547
Long-term deferred tax asset	5,473	5,473	7,761

Total assets	$47,852	$78,463	$84,128

LIABILITIES AND NET PARENT INVESTMENT
Current liabilities:
Accounts payable	$591	$1,259	$2,466
Accrued liabilities	10,763	13,984	14,007
Short-term deferred revenue	30,756	52,731	54,513
Current deferred tax liability	288	288	342
Total current liabilities	42,398	68,262	71,328

Long-term deferred revenue	3,171	2,244	1,630
Total liabilities	45,569	70,506	72,958

Commitments and contingencies (note 7)	-	-	-

Net parent investment
Accumulated net contributions from parent	2,000	6,858	10,918
Accumulated other comprehensive income	283	1,099	252
Total net parent investment	2,283	7,957	11,170

Total liabilities and net parent investment	$47,852	$78,463	$84,128

The accompanying notes are an integral part of these combined financial statements.

MDL INFORMATION SYSTEMS BUSINESS
(CARVED-OUT OPERATIONS OF CERTAIN PRODUCT LINES OF ELSEVIER)

COMBINED STATEMENTS OF OPERATIONS
(amounts in 000's)

	Nine Months Ended
	September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004
	(Unaudited)
Revenue:
License fees	$9,074	$8,964	$12,256	$17,217	$21,453
Content revenue	24,115	23,409	31,656	33,876	30,545
Service revenue	24,472	27,605	37,175	37,901	35,969
Total revenue	57,661	59,978	81,087	88,994	87,967

Operating expenses:
Cost of products sold	16,513	16,454	21,597	23,933	25,221
Research and development	21,378	23,327	29,395	30,593	32,580
Sales, general and administrative	15,122	17,530	23,680	24,427	28,045
Total operating expenses	53,013	57,311	74,672	78,953	85,846

Income from operations	4,648	2,667	6,415	10,041	2,121
Interest and other income, net	557	164	43	1,233	185
Income before income tax expense	5,205	2,831	6,458	11,274	2,306
Income tax expense (benefit)	2,150	1,169	2,667	(6,809)	1,202
Net income	$3,055	$1,662	$3,791	$18,083	$1,104

The accompanying notes are an integral part of these combined financial statements.

MDL INFORMATION SYSTEMS BUSINESS
(CARVED-OUT OPERATIONS OF CERTAIN PRODUCT LINES OF ELSEVIER)

COMBINED STATEMENTS OF CHANGES IN NET PARENT INVESTMENT (DEFICIT)
(amounts in 000's)

	Accumulated Net Contributions from (to) Parent	Accumulated Other Comprehensive Income	Total Net Parent Investment (Deficit)	Comprehensive Income
Balance at December 31, 2003	$1,592	$1,430	$3,022
Net income	1,104	-	1,104	$1,104
Unrealized gain on foreign currency translation	-	285	285	285
Unrealized loss on available-for-sale securities	-	(250)	(250)	(250)
Net contributions to parent	(9,003)	-	(9,003)	1,139
Balance at December 31, 2004	(6,307)	1,465	(4,842)
Net income	18,083	-	18,083	18,083
Unrealized loss on foreign currency translation	-	(921)	(921)	(921)
Unrealized loss on available-for-sale securities	-	(292)	(292)	(292)
Net contributions to parent	(858)	-	(858)	16,870
Balance at December 31, 2005	10,918	252	11,170
Net income	3,791	-	3,791	3,791
Unrealized gain on foreign currency translation	-	1,046	1,046	1,046
Unrealized loss on available-for-sale securities	-	(199)	(199)	(199)
Net contributions to parent	(7,851)	-	(7,851)	4,638
Balance at December 31, 2006	6,858	1,099	7,957
Net income (unaudited)	3,055	-	3,055	3,055
Unrealized loss on foreign currency translation (unaudited)	-	(547)	(547)	(547)
Unrealized loss on available-for-sale securities (unaudited)	-	(269)	(269)	(269)
Net contributions to parent (unaudited)	(7,913)	-	(7,913)	$2,239
Balance at September 30, 2007 (unaudited)	$2,000	$283	$2,283

The accompanying notes are an integral part of these combined financial statements.

MDL INFORMATION SYSTEMS BUSINESS
(CARVED-OUT OPERATIONS OF CERTAIN PRODUCT LINES OF ELSEVIER)

COMBINED STATEMENTS OF CASH FLOWS
(amounts in 000's)

	Nine Months Ended
	September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES	(unaudited)
Net income	$3,055	$1,662	$3,791	$18,083	$1,104
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,193	2,691	3,565	3,832	4,805
Amortization of capitalized software costs	868	186	302	850	981
Gain on sale of property, plant and equipment	-	-	3	9	36
Deferred income taxes	(20)	-	1,973	(8,779)	361
Changes in operating assets and liabilities:
Accounts receivable	29,476	29,278	4,315	14,969	(15,182)
Inventory	6	14	11	8	(5)
Prepaid expenses and other assets	433	(585)	397	271	305
Accounts payable	(1,961)	(2,600)	(1,631)	(562)	(391)
Accrued liabilities	(2,012)	(773)	618	(821)	1,177
Deferred revenue	(21,785)	(22,529)	(547)	(22,284)	17,899
Net cash provided by (used in) operating activities	7,198	5,682	9,006	(12,507)	9,986

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(775)	(2,572)	(3,086)	(4,933)	(3,018)
Capitalized software development costs	(2,548)	(1,037)	(2,643)	(659)	-
Proceeds from sales of available-for-sale securities	983	783	783	874	931
Net cash used in investing activities	(2,340)	(2,826)	(4,946)	(4,718)	(2,087)

CASH FLOWS FROM FINANCING ACTIVITIES
Net contribution to parent	(7,913)	(4,518)	(7,851)	(858)	(9,003)

Net cash used in financing activities	(7,913)	(4,518)	(7,851)	(858)	(9,003)

Change in cash and cash equivalents	-	-	-	-	-

Cash and cash equivalents at beginning of period	-	-	-	-	-
Cash and cash equivalents at end of period	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these combined financial statements.

MDL INFORMATION SYSTEMS BUSINESS
(CARVED-OUT OPERATIONS OF CERTAIN PRODUCT LINES OF ELSEVIER)
NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1:  Overview and Basis of Presentation

Overview

The MDL Information Systems Business ("MDL," "the Business" or "the Company") consists of certain product lines of Elsevier ("Parent"). MDL is a global leader in research informatics and scientific content. MDL provides technical R&D software solutions to more than 1,000 life sciences companies. MDL’s integrated informatics and content solutions for discovery chemistry and biology include its ISIS and Isentris platforms, and such industry standards as MDL Draw, MDL Direct, Available Chemicals Directory (ACD) and DiscoveryGate.

Basis of Presentation

The combined financial statements have been “carved-out” from the financial statements of Elsevier using the historical results of operations and historical bases of the assets and liabilities of Elsevier that comprise MDL. The financial statements of the Company give effect to accounting and allocation policies established by MDL management for purposes of these carve-out financial statements and are in accordance with the guidelines provided by Staff Accounting Bulletin No. 103, Update of Codification of Staff Accounting Bulletins (“SAB 103”), section 1B, which effectively superseded Staff Accounting Bulletin 55 (“SAB 55”),  Allocation of Expenses and Related Disclosures in Financial Statements of Subsidiaries, Divisions, and Lesser Business Components of Another Entity, of the Securities and Exchange Commission (the “SEC”). The carve-out financial statements have been prepared on a basis that management believes to be reasonable to reflect the financial position, results of operations and cash flows of MDL’s operations, including portions of Elsevier’s corporate costs and administrative shared services. MDL's results of operations, financial position and cash flows from operations, investing and financing activities may be materially different if it is operated as a stand-alone entity.

The Company historically has operated as part of Elsevier, and not as a stand-alone company. Financial statements were not previously prepared for MDL as it has no separate legal status or existence. On August 9, 2007, Elsevier Inc., Elsevier Swiss Holdings S.A., Elsevier Japan KK, Elsevier Limited, and MDL Information Systems (UK) Limited, subsidiaries of Elsevier, entered into a Sale Agreement with Symyx Technologies, Inc. that provided for the sale of substantially all of the assets and the transfer of certain liabilities of the Business, which was completed effective October 1, 2007 (see Note 13, "Subsequent Events").

As a part of Elsevier, MDL was dependent upon Elsevier for all of its working capital and financing requirements.  Net contributions from (to) Parent are reflected on the combined balance sheets in lieu of cash and equity accounts. Additionally, certain liabilities for worker compensation accruals, payroll tax accruals, insurance costs, certain employee benefit obligations (including related asset amounts) and non-income related taxes (including related amounts receivable) which are funded from working capital, are included in the net contributions from (to) parent balance.  Expenses associated with such liabilities are included in the Business’ combined statements of operations.

The Company received certain management and shared administrative services from Elsevier corporate and subsidiaries. The combined financial statements include allocations of certain Elsevier corporate expenses, including technology resources and support; finance, tax, accounting, and auditing services; real estate and facility management services; human resources activities; treasury services, and legal advisory services.  Elsevier uses a centralized approach to cash management and financing of its operations. Transactions relating to the Business are accounted for through the net parent investment account of the Business. Accordingly, none of the Elsevier cash, cash equivalent or debt at the corporate level has been assigned to the Business in the combined financial statements.

Management believes the assumptions and allocations underlying the combined financial statements are reasonable and appropriate under the circumstances. The expenses and cost allocations have been determined on a basis that Elsevier and the Company consider to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented relative to the total costs.

MDL INFORMATION SYSTEMS BUSINESS
(CARVED-OUT OPERATIONS OF CERTAIN PRODUCT LINES OF ELSEVIER)
NOTES TO COMBINED FINANCIAL STATEMENTS

However, the amounts recorded for these transactions and allocations are not necessarily representative of the amounts that would have been reflected in the financial statements had the Company been an entity that operated independently of Elsevier. Consequently, future results of operations after MDL's separation from Elsevier will include costs and expenses for MDL to operate as an independent company, and these costs and expenses may be materially different than the Company's historical results of operations, financial position, and cash flows. Accordingly, the financial statements for these periods are not indicative of the Company's future results of operations, financial position, and cash flows.

See Note 3, "Transactions with Elsevier" for further information regarding the relationships with Elsevier.

Unaudited Financial Information

The accompanying unaudited interim combined balance sheet as of September 30, 2007, the combined statements of operations and cash flows for the nine months ended September 30, 2007 and 2006 and the combined statement of changes in net parent investment (deficit) for the nine months ended September 30, 2007 are unaudited. These unaudited interim combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States. In the opinion of the Company’s management, the unaudited interim combined financial statements have been prepared on the same basis as the audited combined financial statements and include all adjustments necessary for the fair presentation of the Company’s statement of financial position as of September 30, 2007, its results of operations and its cash flows for the nine months ended September 30, 2007 and 2006. The results for the nine months ended September 30, 2007 are not necessarily indicative of the results to be expected for a full year.

Note 2:  Summary of Significant Accounting Policies

Principles of Combination

The combined financial statements have been carved out from the combined financial statements of Elsevier using the historical results of operations and historical bases of the assets and liabilities of the Elsevier business that comprise MDL, and have been prepared by management in accordance with accounting principles generally accepted in the United States. All significant intra-company transactions within the Business have been eliminated except for allocations of shared costs from Elsevier (see Note 3, “Transactions with Elsevier”). MDL's result of operations, financial position and cash flows from operations, investing, and financing activities may be materially different if it is operated as a stand-alone entity.

Use of Estimates

The preparation of the combined financial statements in accordance with the accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts in MDL’s combined financial statements and accompanying notes. Actual results could differ materially from those estimates.

Available-for-Sale Securities

The Company has classified its investment portfolio as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of tax, reported in other comprehensive income (loss). Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in interest income. The estimated fair value amounts have been determined by the Company using available market information.

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Substantially all receivables were trade receivables at September 30, 2007 (unaudited), and at December 31, 2006 and 2005.

MDL INFORMATION SYSTEMS BUSINESS
(CARVED-OUT OPERATIONS OF CERTAIN PRODUCT LINES OF ELSEVIER)
NOTES TO COMBINED FINANCIAL STATEMENTS

Accounts receivable are presented net of an allowance for doubtful accounts. An allowance for doubtful accounts is maintained based on a variety of factors, including the length of time receivables are past due, economic conditions and historical experience. Specific allowances for individual accounts are recorded when the Company becomes aware of a customer's inability to meet its financial obligations, such as in the case of bankruptcy filings or deterioration in the customer's operating results or financial position. The allowance for doubtful accounts is adjusted as circumstances relating to the recoverability of receivables change. Receivables are written-off when deemed no longer collectible.

Inventory

Inventory is valued at the lower of cost or market, with cost computed on a first-in, first-out basis (“FIFO”).  Adjustments to reduce the cost of inventory to its net realizable value, if required, are made for estimated excess or obsolete inventory.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation of equipment is computed on the straight-line method using a life of 3 to 5 years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the assets for financial reporting purposes.

Goodwill and Purchased Intangible Assets

Goodwill is accounted for in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). Goodwill is not amortized but is reviewed annually (or more frequently if impairment indicators arise) for impairment. Impairment indicators include the significant decrease in the market price of an asset, significant adverse changes in the extent or use or physical condition of an asset, significant adverse change in legal or regulatory factors affecting an asset, accumulation of costs significantly in excess of expected costs to acquire or construct an asset, operating or cash flow losses (or a projection of losses) that demonstrates continuing losses associated with the use of an asset, or a current expectation that, more likely than not, an asset will be sold or disposed of significantly before the end of its previously estimated useful life. Purchased intangible assets are carried at cost less accumulated amortization. Amortization of definite-lived intangibles is computed using the straight-line method over the economic lives of the respective assets, generally three to five years. There were no changes in the carrying value of goodwill for all periods presented.

Impairment of Long-Lived Assets

The Company accounts for the impairment and disposal of long-lived assets in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” ("SFAS 144"). SFAS 144 requires that long-lived assets, such as property, plant and equipment, and purchased intangible assets subject to amortization, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of an asset is measured by a comparison of the carrying amount of an asset to its estimated undiscounted future cash flows expected to be generated. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. There were no impairment charges recorded for any periods presented.

Foreign Currency Translation

The functional currency for all of Elsevier's foreign subsidiaries presented in the accompanying financial statements is local currency based on the criteria of Statement of Financial Accounting Standards No. 52 "Foreign Currency Translation" (“SFAS 52”). The Company is primarily located in the U.S., U.K., Japan, and Switzerland. For those business units that operate in a local currency functional environment, all assets and liabilities are translated into U.S. dollars at the rates of exchange at the balance sheet date. The resultant translation adjustments are recorded as a separate component of net parent investment as accumulated other comprehensive income (loss). Income and expense items are translated at average exchange rates in effect during each period.

MDL INFORMATION SYSTEMS BUSINESS
(CARVED-OUT OPERATIONS OF CERTAIN PRODUCT LINES OF ELSEVIER)
NOTES TO COMBINED FINANCIAL STATEMENTS

Concentration of Credit Risks

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Concentrations of credit risk are limited due to the Company’s large number of fortune 100 customers and their dispersion throughout the United States, Europe and Asia. Credit terms granted to customers are generally net 30 days.

Revenue Recognition

The Company’s revenues consist of the following:

1.	Software license fees - typically perpetual licenses
2.	Content - Database subscription fees, typically annual subscriptions
3.	Services - Professional services consisting of consulting service engagements of varying terms, and Postcontract Customer Support ("PCS"), with typically annual terms

Software License and Content - For all of the Company's software licenses, except for certain desktop products, customers are required to purchase PCS for an initial term of 12 months.  Customers typically enter into multiple-element arrangements containing both software and database subscriptions and need the software to access the database content.  Accordingly, management believes the database subscription revenue falls within the scope of the American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition. SOP 97-2 requires a company to allocate revenue for multiple-element arrangements based on the vendor-specific objective evidence ("VSOE") of fair value ("FV") for each element. As a result, VSOE of FV for PCS and database subscriptions is needed in order to apply the residual method for the software license component in multiple-element arrangements. Management believes it has not established VSOE of FV for PCS or database subscriptions. As a result, the Company has recognized revenue from multiple element arrangements containing database subscriptions on a ratable basis over the longer of the database subscription or PCS period included in such arrangement, assuming all other revenue recognition criteria have been met.

In limited instances, the Company granted customers the right to exchange some of the licensed software modules for different modules (either already developed or when-and-if-available) over a specified period of time. As the Company does not typically enter into these types of transactions the Company has concluded it does not have an ability to estimate the potential returns for these transactions. Furthermore, in situations where the Company has not yet delivered certain modules, but the customer has a right to these modules as part of the exchange option, the Company has a potential future product delivery obligation for which it does not have separate VSOE. As a result, all of the revenue in these types of arrangements has been deferred until either the exercise or expiration of the exchange right.

Included in Software license revenues are usage-based royalty fees.  These royalty revenues are recorded as cash is received from the customer, typically on a monthly or quarterly basis.

Services – For those arrangements that require significant production, modification, or customization of the software, such services are considered essential to software functionality.  Accordingly, revenue from the entire arrangement (i.e., software license, database subscriptions, PCS and professional services) is deferred until final delivery and acceptance of the product, and the revenue is recognized ratably over the remaining initial PCS period or upon final delivery and acceptance when the initial PCS period has already ended.

For many customers, the Company has developed custom registration and other tools that are typically delivered on a time and materials basis. These custom development projects are generally not sold in connection with a new software license deal, but rather to customers that have been using the Company's software products for an extended period of time. Revenue from these arrangements is usually recognized on a monthly basis as the services are delivered and invoiced.

MDL INFORMATION SYSTEMS BUSINESS
(CARVED-OUT OPERATIONS OF CERTAIN PRODUCT LINES OF ELSEVIER)
NOTES TO COMBINED FINANCIAL STATEMENTS

Concentration of Revenue

During the nine months ended September 30, 2007 and 2006 (unaudited), and three years ended December 31, 2006, 2005, and 2004, no customer contributed more than 10% of the Company’s total revenue for any period presented in the accompanying financial statements.

Shipping and Handling Costs

The Company's shipping and handling costs charged to customers are included in total revenue, and the associated expense is recorded in cost of products sold in the combined statements of operations for all periods presented.

Advertising

Business specific advertising costs are expensed as incurred and amounted to approximately $40,000 and $60,000 for each of the nine months ended September 30, 2007 and 2006 (unaudited), and approximately $6,000, $100,000, and $300,000 for each of the three years ended December 31, 2006, 2005 and 2004, respectively.

Research and Development

MDL's policy is to expense all research and development costs as incurred, except for certain software development costs. The types of costs classified as research and development expense include salaries of technical staff, consultant costs, chemical and scientific supplies costs, facilities rental, and utilities costs related to laboratories and offices occupied by technical staff, depreciation on equipment and facilities used by technical staff and outside services, such as machining and third-party research and development costs.

Income Taxes

Income tax expense or benefit is based on income or loss before taxes and was calculated on a separate return basis although the Business was included in Elsevier subsidiaries' U.S. Federal and State income tax returns and non-U.S. jurisdiction tax returns. Deferred tax assets and liabilities are recognized principally for the expected tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts, using currently enacted tax rates. The deferred tax assets are recorded net of a valuation allowance when, based on the weight of available evidence, management believes it is more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods.

Software Development Costs

Statement of Financial Accounting Standards No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed” (“SFAS 86”), requires the capitalization of certain software development costs subsequent to the establishment of technological feasibility. Technological feasibility is established upon the completion of a detailed program design. Costs incurred by the Company subsequent to the establishment of technological feasibility, but before the products are ready for general release, are capitalized. All other costs are charged to research and development expense in the period incurred.

Share-Based Compensation

MDL employees participate in various Elsevier stock compensation plans including Executive Share Option Schemes ("ESOS"), the Long Term Incentive Scheme ("LTIS"), the Retention Share Plan ("RSP") and the Bonus Incentive Plan ("BIP").  MDL has applied EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” ("EITF 96-18") in accordance with EITF 00-12 “Accounting by an Investor for Share-Based Compensation Granted to Employees of an Equity Method Investee” in accounting for employee share-based compensation. Compensation cost for awards is re-measured at the fair value of the awards at each reporting period until fully vested. The fair value of grants is recognized in the combined statements of operations over the vesting period, typically three years, on a straight line basis, taking into account the number of shares that are expected to vest.

MDL INFORMATION SYSTEMS BUSINESS
(CARVED-OUT OPERATIONS OF CERTAIN PRODUCT LINES OF ELSEVIER)
NOTES TO COMBINED FINANCIAL STATEMENTS

Retirement Benefit Plans

Elsevier has various defined benefit and defined contribution plans, in which MDL employees participate. MDL accounts for such plans using the multi-employer plan approach as defined in Statement of Financial Accounting Standards No. 87, “Employers' Accounting for Pensions” (“SFAS 87”). The expense related to defined benefit pension plans and other post-retirement benefits is determined using the projected obligation method and charged to the combined statements of operations as an operating expense, based on actuarial assumptions reflecting market conditions at the beginning of the year. The cost of an employee's pension benefit is recognized over that employee's approximate service period. Unrecognized actuarial gains and losses are amortized on a straight-line basis over the remaining estimated service life of plan participants for defined benefit plans. The measurement date for all plans is January 1 for years 2006, 2005 and 2004. For defined contribution plans, the charge to income represents contributions payable.

The following is a summary of the Company’s benefit plan expense (in thousands) for the periods noted:

	Nine Months Ended
	September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004
Retirement benefit plans	(unaudited)
Pension plans	$1,847	$2,061	$2,739	$1,909	$1,161
401(k) plans	497	495	635	640	551
	$2,344	$2,556	$3,374	$2,549	$1,712

Accounting for these pension plans involves judgment about uncertain events, including the life expectancy of the members, salary and pension increases, inflation, the rate of return on plan assets and the rate at which the future pension payments are discounted. Elsevier uses estimates for all of these factors in determining the pension cost and obligations recorded in its combined financial statements. These best estimates of future developments are made in conjunction with independent actuaries and each plan is subject to a periodic review by the independent actuaries.

Net Parent Investment (Deficit)

Accumulated contributions from (to) parent represent the accumulated net earnings of the Business and cash contributions from (to) Elsevier plus accumulated other comprehensive income (loss).

Note 3: Transactions with Elsevier

Related Party Services and Support

The combined statements of operations includes our direct expenses for cost of products sold, research and development, sales, and general administrative as well as allocations of expenses arising from shared services and infrastructure provided by Elsevier to us. These allocated expenses include costs of centralized research and development, legal and accounting services, employee benefits, real estate and facilities, insurance services, information technology, treasury and other corporate and infrastructure services. These expenses are allocated to us using estimates that we consider to be a reasonable reflection of the utilization of services provided to or benefits received by us relative to Elsevier's total costs. The allocation methods include headcount, actual consumption and usage of services, and others.

MDL INFORMATION SYSTEMS BUSINESS
(CARVED-OUT OPERATIONS OF CERTAIN PRODUCT LINES OF ELSEVIER)
NOTES TO COMBINED FINANCIAL STATEMENTS

Inter-company charges and allocated costs included in the accompanying combined statement of operations (in thousands) are as follows:

	Nine Months Ended
	September 31,		Year Ended December 31,
	2007	2006	2006	2005	2004
	(unaudited)
Cost of products sold	$29	$48	$74	$48	$31
Research and development	-	-	-	-	(75)
Sales, general and administrative	924	2,006	738	(26)	620
Total allocated costs	$953	$2,054	$812	$22	$576

Agreements with Elsevier

The Company shares and operates under numerous agreements executed by Elsevier with third parties, including but not limited to purchasing, supply and distribution agreements; use of facilities owned, leased, and managed by Elsevier; and software, technology and other intellectual property agreements.

Note 4: New Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 provides guidance for using fair value to measure assets and liabilities. It also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and is required to be adopted by the Company in the first quarter of fiscal 2008. MDL is currently evaluating the effect that the adoption of SFAS 157 will have on its combined results of operations and financial condition.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (an amendment of FASB Statements No. 87, 88, 106, and 132(R))” (“SFAS 158”), which amends FASB issued Statement No. 87, “Employers’ Accounting for Pensions” (“SFAS 87”) and FASB issued Statement No. 106, “Employers Accounting for Postretirement Benefits Other Than Pensions” (“SFAS 106”) to require recognition of the over-funded or under-funded status of pension and other postretirement benefit plans on the balance sheet. Under SFAS 158, gains and losses, prior service costs and credits, and any remaining transition amounts under SFAS 87 and SFAS 106 that have not yet been recognized through net periodic benefit cost will be recognized in accumulated other comprehensive income, net of tax effects, until they are amortized as a component of net periodic cost. In addition, the measurement date, the date at which the benefit obligation and plan assets are measured, is required to be the company’s fiscal year end. MDL is in the process of determining the effect, if any, of adopting SFAS 158 on its combined financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment to SFAS 115” (“SFAS 159”). SFAS 159 allows the measurement of many financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis under a fair value option. SFAS 159 is effective for fiscal years that begin after November 15, 2007. MDL is in the process of determining the effect, if any, of adopting SFAS 159 on its combined financial statements.

MDL INFORMATION SYSTEMS BUSINESS
(CARVED-OUT OPERATIONS OF CERTAIN PRODUCT LINES OF ELSEVIER)
NOTES TO COMBINED FINANCIAL STATEMENTS

Note 5: Balance Sheet Details

Balance sheet details were as follows (in thousands):

Prepaid Expenses

	September 30,	December 31,
	2007	2006	2005
	(unaudited)
Prepaid taxes	$633	$852	$61
Prepaid maintenance contracts	465	473	516
Prepaid royalties	11	76	64
Prepaid rent	223	224	341
Other prepaids	480	597	710
Total Prepaid Expenses	$1,812	$2,222	$1,692

Property, Plant and Equipment

	September 30,	December 31,
	2007	2006	2005
	(unaudited)
Machinery and equipment	$22,621	$21,749	$27,460
Furniture and fixtures	1,941	1,914	1,520
Leasehold improvements	2,463	3,315	1,650
Equipment under capital lease	-	-	3,169
Construction in progress	51	168	2,467
Other	19	17	45
Property, plant and equipment, gross	27,095	27,163	36,311
Less: Accumulated depreciation and amortization	(21,872)	(20,538)	(29,286)
Property, plant and equipment, net	$5,223	$6,625	$7,025

The Company had equipment under capital lease with a net book value of zero at December 31, 2005.  At September 30, 2007, no property, plant and equipment were pledged as collateral against borrowings. Amortization of leasehold improvements is included in depreciation expense.

Depreciation expense was $2.2 million and $2.7 million for the nine months ended September 30, 2007 and 2006 (unaudited), and $3.6 million, $3.8 million and $4.8 million in 2006, 2005, and 2004, respectively.

MDL INFORMATION SYSTEMS BUSINESS
(CARVED-OUT OPERATIONS OF CERTAIN PRODUCT LINES OF ELSEVIER)
NOTES TO COMBINED FINANCIAL STATEMENTS

Accrued Liabilities

	September 30,	December 31,
	2007	2006	2005
	(unaudited)
Employee related accruals	$3,377	$4,346	$3,343
Accrued royalties	1,787	2,753	3,290
Tax accruals	632	1,554	2,189
Accrued rent	1,840	1,388	111
Accrued long-term incentive plans	-	1,252	2,234
Accrued audit and professional fees	2,350	1,888	1,261
Other miscellaneous accruals	777	803	1,579
Total Accruals	$10,763	$13,984	$14,007

Note 6:  Share-Based Compensation

MDL employees participate in various Elsevier stock compensation plans including Executive Share Option Schemes ("ESOS"), the Long Term Incentive Scheme ("LTIS"), the Retention Share Plan ("RSP") and the Bonus Incentive Plan ("BIP").  The Company recorded shared-based compensation expense of $0.2 million and $0.4 million for the nine months ended September 30, 2007 and 2006 (unaudited) respectively, and approximately $0.6 million, $0.6 million, and $0.4 million for the years ended December 31, 2006, 2005 and 2004, respectively.

Note 7: Commitments and Contingencies

Operating Lease Commitments

Elsevier leases certain real and personal property from unrelated third parties under non-cancelable operating leases.  Certain leases require Elsevier to pay property taxes, insurance and routine maintenance. A portion of these charges are allocated to the Business. Rent expense was $1.4 million and $1.5 million for the nine months ended September 30, 2007 and 2006 (unaudited) respectively, and $1.9 million, $2.2 million, and $2.3 million for the years ended December 31, 2006, 2005 and 2004, respectively.

Future minimum lease payments and sub-lease income as of December 31, 2006 were as follows (in thousands):

Years ending December 31,	Lease Payment	Sub-lease Income	Total
2007	$2,978	$(873)	$2,105
2008	2,770	(445)	2,325
2009	2,162	(157)	2,005
2010	2,132	(158)	1,974
2011	2,274	(158)	2,116
Thereafter	7,346	(39)	7,307
Total	$19,662	$(1,830)	$17,832

Note 8: Software and Database Licensing Indemnifications

Under its standard database licensing agreements, the Company agrees to indemnify, defend and hold harmless its licensees from and against certain losses, damages and costs arising from claims alleging the licensees' use of Company data infringes copyrights, and in some cases, other intellectual property rights, of a third party. Such indemnification provisions are accounted for in accordance with FASB Interpretation No. 45, “Guarantor'sAccounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”). The Company must continue to monitor the conditions that are subject to the guarantees and indemnifications in order to identify if a loss has occurred. If the Company determines it is probable that a loss has occurred then any such estimable loss would be recognized under those guarantees and indemnifications. Historically, the Company has not been required to pay any amounts in connection with claims asserted under these provisions, and, accordingly, the Company has not recorded a liability relating to such provisions.

MDL INFORMATION SYSTEMS BUSINESS
(CARVED-OUT OPERATIONS OF CERTAIN PRODUCT LINES OF ELSEVIER)
NOTES TO COMBINED FINANCIAL STATEMENTS

Note 9: Restructuring

In the beginning of 2004, MDL management reorganized and integrated its consulting and services organizations with its global Life Sciences Business. Upon reorganization, 34 positions globally were eliminated. The CEO of MDL announced the reorganization to all employees on January 15, 2004 via email and the termination was communicated to the terminated employees shortly thereafter.  In April 2005, management announced a significant restructuring of MDL's organization into three strategic pillars.  As a result of the restructuring, 19 positions were made redundant. Both workforce reductions were completed shortly after the communication was made by management.  The termination costs were mainly comprised of one-time benefits such as severance.  The severance payments were recorded at the date of announcement.   No future service was required in order for employees to receive the termination benefits and there were no further contract termination costs incurred by the Company.  The 2004 and 2005 restructuring charges totaled $1.3 million in each year and have been recorded as part of Sales, General and Administrative expenses.  There are no accrued restructuring charges as of September 30, 2007, December 31, 2006 and December 31, 2005.

Note 10: Retirement Benefit Plans

Defined Contribution Plans

MDL U.S. and Non-U.S. employees participate in various defined contribution plans depending upon when the employee joined the Company. Total defined contribution expense for MDL employees participating in Elsevier domestic defined contributions plans was $0.5 million and $0.5 million for the nine months ended September 30, 2007 and 2006 (unaudited), and $0.6 million, $0.6 million and $0.6 million for the fiscal years ended December 31, 2006, 2005 and 2004, respectively.

Defined Benefit Plans

Domestic MDL employees and eligible employees outside the United States participate in various defined benefit plans sponsored by Elsevier. Eligibility is determined in accordance with local statutory requirements. The plan assets and benefit obligations associated with the defined benefit plans will be retained by Elsevier and are included in the parent invested equity account of the Business and not separately disclosed. Costs are allocated to MDL based upon the pensionable (eligible) earnings of employees who participate in the associated plans. Expense recorded in the combined statements of operations for MDL employees that participate in U.S. defined benefit plans was $1.8 million and $2.1 million for the nine months ended September 30, 2007 and 2006 (unaudited), and  $2.7 million, $1.9 million, and $1.2 million for the three years ended December 31, 2006, 2005 and 2004, respectively.

Note 11: Tax Valuation Allowance and Provision for Taxes

Our operating results have historically been included in Elsevier's combined U.S. federal and state income tax returns and non-U.S. jurisdictions tax returns. The provisions for income taxes in the combined financial statements have been determined on a separate return basis. We are required to assess the realization of our net deferred tax assets and the need for a valuation allowance on a separate return basis, and exclude from that assessment any utilization of those losses by Elsevier. This assessment requires that our management make judgments about benefits that could be realized from future taxable income, as well as other positive and negative factors influencing the realization of deferred tax assets. All tax return attributes we generate, as calculated on a separate return methodology not used by Elsevier historically, will be retained by Elsevier.

MDL INFORMATION SYSTEMS BUSINESS
(CARVED-OUT OPERATIONS OF CERTAIN PRODUCT LINES OF ELSEVIER)
NOTES TO COMBINED FINANCIAL STATEMENTS

We recorded income tax provisions of approximately $2.2 million and $1.2 million for the nine months ended September 30, 2007 and 2006 (unaudited), and $2.7 million, ($6.8) million and $1.2 million for the three years ended December 31, 2006, 2005, and 2004, respectively.

The provision for income taxes (in thousands) is comprised of:

	Nine Months Ended
	September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004
U.S. federal taxes:	(unaudited)
Current	$-	$-	$-	$-	$-
Deferred	-	-	1,865	(8,712)	-
Non-U.S. taxes:
Current	2,150	1,169	742	1,664	829
Deferred	-	-	60	239	373
State taxes, net of federal benefit:
Current	-	-	-	-	-
Deferred	-	-	-	-	-
	$2,150	$1,169	$2,667	$(6,809)	$1,202

Deferred income taxes reflect the net effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The significant components of deferred tax assets and deferred tax liabilities included on the combined balance sheets (in thousands) are:

	Year Ended December 31,
	2006		2005
	Deferred Tax Assets	Deferred Tax Liabilities	Deferred Tax Assets	Deferred Tax Liabilities

Depreciation/Amortization	$4,368	$-	$5,768	$(136)
Employee benefits	1,934	-	1,897	-
Net operating losses and credit carryforwards	979	-	778	-
Accruals	2,054	-	1,629	-
Deferred revenue	93	-	326	-
Capitalized software	-	(1,198)	-	(261)
Other	92	(538)	6	(534)
Subtotal	9,520	(1,736)	10,404	(931)
Tax valuation allowance	(382)	-	(302)	-
Total deferred tax asset or liability	$9,138	$(1,736)	$10,102	$(931)

The differences between the U.S. federal statutory income tax rate and our effective tax rate are:

MDL INFORMATION SYSTEMS BUSINESS
(CARVED-OUT OPERATIONS OF CERTAIN PRODUCT LINES OF ELSEVIER)
NOTES TO COMBINED FINANCIAL STATEMENTS

	Nine Months Ended
	September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004
	(unaudited)
U.S. statutory rate	35%	35%	35%	35%	35%
State and local taxes	4%	4%	4%	2%	(4%)
Foreign income taxed at different rates	(2%)	(2%)	(2%)	(1%)	6%
Meals and entertainment	1%	1%	1%	0%	3%
Foreign losses without benefit	2%	2%	2%	2%	5%
Other	0%	0%	0%	(4%)	(21%)
Change in valuation allowance	1%	1%	1%	(95%)	28%
Effective tax rate	41%	41%	41%	(61%)	52%

The domestic and foreign components of income (loss) before taxes (in thousands) are:

	Nine Months Ended
	September 30,	Year Ended December 31,
	2007	2006	2005	2004
	(unaudited)
U.S. operations	$7,259	$5,007	$5,994	$(1,799)
Non-U.S.	(2,054)	1,451	5,280	4,105
	$5,205	$6,458	$11,274	$2,306

At December 31, 2006, the Company had no net operating loss carryforwards.  As a consequence of the cost saving measures described in Note 9, the company determined it could achieve sufficient profitability and it became more likely than not that the net deferred tax asset would be realized.  Accordingly, the valuation allowance was released as of the end of 2005.

Elsevier is subject to ongoing tax examinations of its tax returns by the Internal Revenue Services and other tax authorities in various jurisdictions. We regularly assess the likelihood of adverse outcomes resulting from these examinations to determine the adequacy of our provision for income taxes.

In June 2006, the FASB issued Financial Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position must meet before being recognized in the financial statements. Under FIN 48, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, FIN 48 provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.  The Company does not believe that the carved-out operations gave rise to any material tax exposures and did not record a reserve for such exposures through December 31, 2006. Upon adoption of FIN 48, the Company and the Parent did not identify any issues that did not meet the recognition threshold under said new guidance or would be impacted by the measurement guidance of FIN 48.

Elsevier is subject to ongoing tax examinations of its tax returns by the Internal Revenue Services and other tax authorities in various jurisdictions.  We regularly assess the likelihood of adverse outcomes resulting from these examinations to determine the adequacy of our provision for income taxes.  The Company believes that it has adequately provided for any reasonably foreseeable outcomes related to its tax audits and that any settlement will not have a material adverse effect on the combined financial position or results of operations.  However, there can be no assurances as to the possible outcomes.

MDL INFORMATION SYSTEMS BUSINESS
(CARVED-OUT OPERATIONS OF CERTAIN PRODUCT LINES OF ELSEVIER)
NOTES TO COMBINED FINANCIAL STATEMENTS

Note 12: Segment Information

Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”) requires disclosures of certain information regarding operating segments, products and services, geographic areas of operation and major customers. SFAS 131 reporting is based upon the “management approach”.  Under this approach, segments are established based on how management organizes the Business’s operating segments for which separate financial information is available and evaluated regularly by management in deciding how to allocate resources and in assessing performance.  Though MDL operates in various legal entities throughout the world, the Company is organized as and operates in, one reportable segment.

Revenues and tangible long-term assets by geographic location (in thousands) were:

	United States	Europe	Other	Total

Year ended December 31, 2004
Revenues	$36,780	$39,121	$12,066	$87,967
Long-lived tangible assets	$5,897	$880	$113	$6,890

Year ended December 31, 2005
Revenues	$40,398	$36,310	$12,286	$88,994
Long-lived tangible assets	$6,780	$714	$185	$7,679

Year ended December 31, 2006
Revenues	$35,262	$34,296	$11,529	$81,087
Long-lived tangible assets	$8,776	$706	$138	$9,620

Nine months ended September 30, 2007 (unaudited)
Revenues	$26,758	$23,033	$7,870	$57,661
Long-lived tangible assets	$9,165	$605	$128	$9,898

Note 13: Subsequent Events

Effective October 1, 2007, the Company completed the sale of all of the outstanding capital stock of MDL Information Systems, Inc., a Delaware corporation, MDL Information Systems AG, a company organized under the laws of Switzerland, MDL Information Systems KK, a company organized under the laws of Japan, and MDL Information Systems (Sweden) AB, a company organized under the laws of Sweden, along with certain assets of Elsevier Limited, a company organized under the laws of England and Wales ("Elsevier UK"), and MDL Information Systems (UK) Limited, a company organized under the laws of England and Wales ("MDL (UK) Limited"), collectively the MDL Information Systems Business, pursuant to the terms of the Sale Agreement (the "Agreement") dated August 9, 2007, by and among the Company, Elsevier Inc., a New York corporation, Elsevier Swiss Holdings S.A., a company organized under the laws of Switzerland, Elsevier Japan KK, a company organized under the laws of Japan, Elsevier UK and MDL (UK) Limited, and Symyx Technologies, Inc., a Delaware corporation, for $123 million in cash, subject to a working capital adjustment as set forth in the Agreement.  Of the $123 million purchase price, the parties placed $10 million in escrow pending their determination of any detriments suffered or benefits enjoyed by the MDL Information Systems Business as a result of pre-closing intercompany transactions by certain MDL Information Systems Business.